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                                                                   EXHIBIT 10(b)



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Prospectus in Post-Effective Amendment Number 3 to the Registration Statement (Form N-4, No. 333-84763) of John Hancock Variable Annuity Account JF.

We also consent to the inclusion of our reports dated February 13, 2001 on the financial statements included in the Annual Report of the John Hancock Variable Annuity Account JF and dated March 16, 2001 on the financial statements included in the Annual Report of the John Hancock Variable Life Insurance Company for the year ended December 31, 2000.


                                                           /s/ ERNST & YOUNG LLP
                                                               ERNST & YOUNG LLP


Boston, Massachusetts
April 25, 2001